Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

BioHiTech Global Reports Second Quarter 2020 Financial Results

Q2 2020 revenues increase by 21.2% to $1.3 million compared to $1.1 million in Q2 2019

CHESTNUT RIDGE, NY – August 17, 2020 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, reported financial results on August 14, 2020 for the second quarter of 2020 ended June 30, 2020.

Company Highlights

Entered Into an Agreement to Distribute Altapure High-Level Disinfectant Technology That Can Effectively Kill Bacteria, Fungus, C.Difficile Spores, and Viruses Such as Coronavirus 2 (SARS-CoV-2) – The Company entered into an agreement with Altapure, LLC ("Altapure"), a technology developer and manufacturer of ultrasonic based disinfecting products, to distribute its patented line of environmentally-friendly, high-level disinfecting products. Altapure's newest product, the AP-4™, was launched in 2017, and is an enhanced, automated and touchless high-level disinfection sub-micron aerosol system providing a safe process and rapid kill of spores, viruses, and vegetative bacteria, such as but not limited to: COVID-19, Acinetobacter baumannii, Pseudomonas aeruginosa, VRE, MRSA, Bacillus atrophaeus, Geobacillus stearothermophilus, Polio virus, C. auris and Clostridium difficile (C. difficile).

Partnered with Crestmark and US Equity Funding to Offer Customers Equipment Lease Financing for the Altapure Products and Began Live Product Demonstrations of the Altapure-AP4 – The Company entered into a financing arrangement to offer lease financing through Crestmark, a leading business to business lender, and US Equity Funding, a full service commercial financing firm, for potential customers of its Altapure high-level disinfection technology distribution business. The Company began conducting product demonstrations of the Altapure-AP4 high-level disinfection system in June of 2020 as it seeks to actively ramp up distribution efforts for this new product category.

Achieved 21% Quarter over Quarter Revenue Growth Despite the Business Disruptions Caused by the COVID-19 Pandemic – Revenue from the Company’s HEBioT business increased significantly quarter over quarter as the Company continued to increase utilization rates at its Martinsburg resource recovery facility. That increase in revenue was partially offset by a slowdown in its food waste digester business largely related to the COVID-19 pandemic and a decline in consulting revenue as the Company transitioned from providing those services.

Subsequent to the End of the Second Quarter

Received Purchase Orders from Carnival Cruise Lines as it Reinitiated the Installation Program of the Company’s Revolution Series Food Waste Digesters on its Ships in Preparation for the Resumption of Cruising – The Company received purchase orders from Carnival Cruise Lines (“Carnival”) valued at approximately $1 million. The purchase orders are part of a previously announced purchase contract between the two companies with an estimated value of up to $14 million.

Completed an $8.2 Million Underwritten Offering of Common Stock – The Company completed the sale of $8.2 million of common stock at a price of $1.81 per share in July. The Company intends to use the capital to support operations and the growth of its environmentally responsible technology solutions businesses.

“We continue to position BioHiTech for growth as we navigate through the uncertain business environment arising from the COVID-19 pandemic," stated Frank E. Celli, CEO of BioHiTech. "Our facility in Martinsburg achieved significant growth both sequentially and year over year and our digester business is poised for a substantial rebound in the second half of 2020 as Carnival has resumed its installation program. We have also expanded our business into high-level disinfection through our distribution agreement with Altapure and are pleased with the progress we are making in sales demonstrations and discussions for potential product deployments. We are confident that our new lease finance arrangement for the Altapure-AP4 machine with Crestmark and USA Funding will serve to enhance those efforts. While we still face challenges related to this uncertain environment that may intermittently affect our business, the recent infusion of equity capital has placed us on solid financial ground moving forward. We are also continuing to see improving business activity in our digester business as companies emerge from COVID-related business interruptions. As we move through the second half of 2020, we are focused on maintaining lean operations, growing our revenue streams, and seeking to opportunistically grow our business. We are confident that this strategy will enable us to achieve significant long-term value for our stockholders.”

Financial Highlights for Q2 2020

Revenues: Total revenue in the second quarter of 2020 was $1.3 million, an increase of 21.2% compared to revenue from $1.1 million in the second quarter of 2019. The increase in revenue was due to revenue of $892,889 at the Company’s Martinsburg HEBioT facility, a more than threefold year-over-year increase in compared to revenue of $277,041 in the second quarter of 2019 when the facility initiated the commissioning process. This growth HEBioT revenue was partially offset by decreases in digester rental, service and maintenance resulting from lower service and maintenance revenue, digester equipment sales and management advisory fees as the Company reduces the level of support provided under the agreement in order to maintain adequate focus on the Company’s core services.

Operating Expenses: Operating expenses in the second quarter of 2020 increased by $662,298 or 22.2% to $3,639,178, mainly due to a $526,731 increase in HEBioT facility costs related to the increase in activity at the facility. Professional fees also increased by $117,790, or 43.2%, to $390,663 for the second quarter of 2020 as compared to the second quarter of 2019, primarily related to fund raising and strategic activities.

Loss from Operations: The Company recorded an operating loss of $(2,365,246) in the second quarter of 2020 compared to an operating loss of $(1,925,668) in the second quarter of 2019. The Company recorded a net loss attributable to parent of $(2,664,881) in the second quarter of 2020 compared to ($2,068,641) in the second quarter of 2019. Net loss per share in the second quarter of 2020 was $(0.16) on 17.4 million weighted average shares outstanding compared to a net loss of $(0.15) per share on 14.9 million weighted average shares outstanding.

Select Balance Sheet Items: Prior to the completion of its $8.2 million common equity offering in July of 2020 and the underwriter’s $1.1 million exercise of its overallotment option in August of 2020, the Company had unrestricted cash of $342,182 with total stockholders equity of $2.8 million as of June 30, 2020 compared to unrestricted cash of $1,847,526 and total stockholders equity of $7.4 million as of December 31, 2019

“With the onset of the COVID-19 pandemic we have taken extensive measures to manage cash including reducing executive cash compensation and temporarily reducing head count, without sacrificing the ability to forward our business opportunities,” said Brian C. Essman, CFO of BioHiTech. “Now, having completed our financing, and with Carnival resuming its digester deployment coupled with the opportunities presented by our Altapure distribution business, we believe we are poised to forge a new growth track as we head toward 2021. We continue to make progress at our Martinsburg HEBioT facility despite certain business dislocations related to the COVID-19 pandemic and we are confident in our ability to reach planned capacity in the future. With our newly strengthened balance sheet, we believe we are in the best position in our corporate history to capitalize on the opportunities in front of us for the benefit of our company and its stockholders.”

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste.  Our cost-effective technology solutions include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. Our unique solutions enable businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment.  When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this press release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Without limiting the foregoing, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These statements are also based on many assumptions and estimates and are not guarantees of future performance. These statements are estimates, based on information available to management as of the date of this release, and are subject to further changes. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future in these forward-looking statements, even if new information becomes available in the future. Further, the Company has only recently begun operations at its HEBioT Facility and there can be no assurance that the Company will be able to meet the projections contained in this release. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Richard Galterio

Executive Vice President

Direct: 845.367.0603

ir@biohitech.com

www.biohitech.com

Investors:
ir@biohitech.com

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
HEBioT (related party)	$892,899	$277,041	$1,383,031	$277,041
Rental, service and maintenance	356,033	448,937	827,126	936,638
Equipment sales	-	75,234	323,116	75,234
Management advisory and other fees (related party)	25,000	250,000	100,000	500,000
Total revenue	1,273,932	1,051,212	2,633,273	1,788,913
Operating expenses
HEBioT processing	1,020,277	493,546	1,832,704	493,546
Rental, service and maintenance	151,695	128,311	412,530	331,514
Equipment sales	-	38,726	146,404	38,726
Selling, general and administrative	1,897,442	1,706,324	3,815,865	4,032,686
Depreciation and amortization	569,764	609,973	1,184,966	739,412
Total operating expenses	3,639,178	2,976,880	7,392,469	5,635,884
Loss from operations	(2,365,246)	(1,925,668)	(4,759,196)	(3,846,971)
Other expenses
Interest (income)	(5,355)	-	(17,622)	-
Interest expense	1,025,319	962,004	2,037,610	1,301,868
Total other expenses	1,019,964	962,004	2,019,988	1,301,868
Net loss	(3,385,210)	(2,887,672)	(6,779,184)	(5,148,839)
Net loss attributable to non-controlling interests	(720,329)	(819,031)	(1,543,006)	(1,130,732)
Net loss attributable to Parent	(2,664,881)	(2,068,641)	(5,236,178)	(4,018,107)
Other comprehensive income
Foreign currency translation adjustment	(1,437)	3,944	(30,136)	5,197
Comprehensive loss	$(2,666,318)	$(2,064,697)	$(5,266,314)	$(4,012,910)

Net loss attributable to Parent	$(2,664,881)	$(2,068,641)	$(5,236,178)	$(4,018,107)
Less – preferred stock dividends	(204,941)	(164,308)	(382,313)	(292,227)
Net loss – common shareholders	(2,869,822)	(2,232,949)	(5,618,491)	(4,310,334)
Net loss per common share - basic and diluted	$(0.16)	$(0.15)	$(0.32)	$(0.29)
Weighted average number of common shares outstanding - basic and diluted	17,437,068	14,927,846	17,406,788	14,872,597

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current Assets
Cash	$342,182	$1,847,526
Restricted cash	1,237,097	1,133,581
Accounts receivable, net of allowance for doubtful accounts of $128,321 and $170,038 as of June 30, 2020 and December 31, 2019, respectively (related entity $2,102,095 and $1,370,867 as of June 30, 2020 and December 31, 2019, respectively)	2,807,521	2,155,921
Inventory	352,467	467,784
Prepaid expenses and other current assets	179,906	126,357
Total Current Assets	4,919,173	5,731,169
Restricted cash	2,646,381	2,555,845
Equipment on operating leases, net	1,537,142	1,724,998
HEBioT facility, equipment, fixtures and vehicles, net	36,592,281	37,421,333
Operating lease right of use assets	1,304,142	945,047
License and capitalized MBT facility development costs	8,023,925	8,049,929
Goodwill	58,000	58,000
Other assets	38,799	53,726
Total Assets	$55,119,843	$56,540,047

Continued on following page.

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets, continued:

	June 30, 2020	December 31, 2019
	(Unaudited)
Liabilities and Stockholders' Equity
Current Liabilities:
Line of credit, net of financing costs of $2,050 and $20,152 as of June 30, 2020 and December 31, 2019, respectively	$1,497,950	$1,479,848
Advances from related parties	935,000	210,000
Accounts payable (related entity $3,727,095 and $2,531,034 as of June 30, 2020 and December 31, 2019, respectively)	6,036,103	4,688,339
Accrued interest payable	1,255,389	1,148,570
Accrued expenses and liabilities	1,832,068	1,926,965
Deferred revenue	99,563	89,736
Customer deposits	4,890	44,792
Note payable	-	100,000
Senior Secured Note, net of financing costs of $88,508 and unamortized discounts of $587,249 as of June 30, 2020	4,324,243	-
Current portion of WV EDA Senior Secured Bonds payable	2,860,000	1,390,000
Current portion of long term debt and Payroll Protection Program Loan	168,111	4,605
Total Current Liabilities	19,013,317	11,082,855
Junior note due to related party, net of unamortized discounts of $84,110 and $95,043 as of June 30, 2020 and December 31, 2019, respectively	960,367	949,434
Accrued interest (related party)	1,651,079	1,510,193
WV EDA Senior Secured Bonds payable, net of current portion, and financing costs of $1,719,392 and $1,792,574 as of June 30, 2020 and December 31, 2019, respectively	28,420,608	29,817,426
Payroll Protection Program Loan	257,461	-
Senior Secured Note, net of financing costs of $113,268 and unamortized discounts of $726,242 as of December 31, 2019	-	4,160,490
Note Payable	100,000
Non-current lease liabilities	1,220,780	915,170
Long-term debt, net of current portion	6,038	8,201
Total Liabilities	51,629,650	48,443,769
Series A redeemable convertible preferred stock, 333,401 shares designated and issued, and 145,312 outstanding as of June 30, 2020 and December 31, 2019	726,553	726,553
Commitments and Contingencies
Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 3,209,210 and 3,179,120 designated as of June 30, 2020 and December 31, 2019; 1,936,214 and 1,922,603 issued as of June 30, 2020 and December 31, 2019; 869,792 and 856,181 outstanding as of June 30, 2020 and December 31, 2019:
Series B Convertible preferred stock, 1,111,200 shares designated: 428,333 shares issued, no shares outstanding as of June 30, 2020 and December 31, 2019	-	-
Series C Convertible preferred stock, 1,000,000 shares designated, 427,500 shares issued and outstanding as of June 30, 2020 and December 31, 2019	3,050,142	3,050,142
Series D Convertible preferred stock, 20,000 shares designated: 18,850 shares issued and outstanding as of June 30, 2020 and December 31, 2019	1,505,262	1,505,262
Series E Convertible preferred stock, 714,519 shares designated: 714,519 shares issued, 264,519 outstanding as of June 30, 2020 and December 31, 2019	698,330	698,330
Series F Convertible preferred stock, 30,090 shares designated, and 13,611 shares issued and outstanding as of June 30, 2020	1,507,408	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 17,809,592 and 17,300,899 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1,780	1,730
Additional paid in capital	50,267,673	49,597,059
Accumulated deficit	(58,056,529)	(52,785,242)
Accumulated other comprehensive (loss)	(13,002)	(43,138)
Stockholders’ (deficit) equity attributable to Parent	(1,038,936)	2,024,143
Stockholders’ equity attributable to non-controlling interests	3,802,576	5,345,582
Total Stockholders’ Equity	2,763,640	7,369,725
Total Liabilities and Stockholders’ Equity	$55,119,843	$56,540,047

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(6,779,184)	(5,148,839)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,184,966	739,412
Amortization of operating lease right of use assets	53,552	-
Provision for bad debts	61,119	30,000
Share based employee compensation	707,653	531,603
Interest resulting from amortization of financing costs and discounts	265,776	221,078
Loss resulting from write-off of proposed MBT site	-	346,654
Changes in operating assets and liabilities	593,507	1,261,037
Net cash used in operating activities	(3,912,611)	(2,019,055)

Cash flow from investing activities:
Purchases of construction in-progress, equipment, fixtures and vehicles	(50,731)	(4,164,592)
Refund of deposit	5,000	-
MBT facility development costs incurred	(36,996)	(26,269)
MBT facility development costs refunded	-	66,000
Net cash used in investing activities	(82,727)	(4,124,861)

Cash flows from financing activities:
Proceeds from the sale of Series F convertible preferred stock units	1,560,450	-
Proceeds from Payroll Protection Program Loan	421,300	-
Proceeds from the sale of Series D convertible preferred stock units		1,787,500
Affiliate investment in subsidiary		1,400,000
Deferred financing costs incurred		(43,941)
Repayments of long-term debt	(2,496)	(4,549)
Related party advances, net	725,000	210,000
Net cash provided by financing activities	2,704,254	3,349,010
Effect of exchange rate on cash (restricted and unrestricted)	(20,208)	17,398
Net change in cash (restricted and unrestricted)	(1,311,292)	(2,777,508)
Cash - beginning of period (restricted and unrestricted)	5,536,952	9,126,380
Cash - end of period (restricted and unrestricted)	$4,225,660	6,348,872